                                                                   EXHIBIT 10.14


We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).


                                    AGREEMENT

         This Agreement ("Agreement") is made by and between HealthStream, Inc., a Tennessee corporation having its principal place of business at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 ("HealthStream") and Medsite.com, Inc. having its principal place of business at 60 East 13th Street, 5th Floor, New York, NY 10003 ("Medsite").


         WHEREAS, Medsite delivers Internet healthcare services over the World Wide Web targeted at the healthcare community and consumers among others;

         WHEREAS, HealthStream has developed and marketed and continues to develop and market a computer-based education system known as the Training Navigator(TM) ("T.NAV(R)") that delivers and monitors World Wide Web based content;

         WHEREAS, Medsite and HealthStream wish to enter into a cooperative effort to 1) deploy HealthStream Courses and Medsite Courses utilizing T.NAV(R) technology through Medsite and HealthStream distribution channels; 2) market the goods and services incorporated therein; and 3) sell the ad space inventory available therein;

         WHEREAS, Medsite wishes to acquire a license for T.NAV(R) Commerce and HealthStream wishes to acquire a distribution license for Medsite Courses;

         WHEREAS, Medsite and HealthStream wish to provide appropriate consideration for those efforts that each party has agreed to undertake;

         WHEREAS, Medsite and HealthStream each acknowledge the sufficiency and adequacy of the value, concessions, and recitations set forth herein;

         NOW THEREFORE, Medsite and HealthStream agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

For purposes of this Agreement, the terms below shall have the following meanings:

1.1. "Available Ad Inventory" means any ad inventory unsold from the monthly available at the beginning of the month. Medsite reserves the first rights to Available Ad Inventory.

1.2. "Course" means healthcare related Internet based curricula designed to be delivered by T.NAV.

1.3. "Education Channel" means the distinct portion on any Medsite managed Web site or service that is dedicated to education, including the MedUniversity.com web site.

1.4. "Effective Date" means May 18, 1999, the date on which both parties to this Agreement have executed same.

1.5. "HealthStream" means HealthStream, Inc. and any Subsidiary of HealthStream, Inc.

1.6. "HealthStream Ad Inventory" means advertising space on any of the pages of HealthStream Courses or Medsite Courses delivered using T.NAV or other content procured by HealthStream.

1.7. "HealthStream Courses" means interactive courses using T.NAV Commerce that are the proprietary property of HealthStream (which may include licensed training and education content) including, but not limited to OSHA and JCAHO mandated training, continuing medical education, and office training.

1.8. "Internet" means the international network of computers and computer networks accessible by the public at large of which the World Wide Web is a subset.

1.9. "Intranet" means an internal network protected from unauthorized users by a firewall and accessible only by individuals within the organization serving the network.


                                    1 of 11

1.10.    "Medsite" means Medsite.com, Inc. and any affiliated entity of Medsite.

1.11. "Medsite Ad Inventory" means advertising space on any of the pages of Medsite's World Wide Web site excluding the HealthStream Ad Inventory.

1.12. "Medsite Courses" means interactive courses using T.NAV Commerce that are the proprietary property of Medsite (which may include licensed training and education content) including, but not limited to OSHA and JCAHO mandated training, Continuing Medical Education ("CME"), other professional Continuing Education ("CE"), and office training.

1.13. "Net Revenue" means gross revenue derived by Medsite or HealthStream from Transactions Fees, sales of Medsite Ad Inventory and sales of HealthStream Ad Inventory less discounts and credits to customers.

1.14. "Retailers" means third parties that may or may not be an affiliated partner of Medsite and whose business is the sale of the Courses to end-users who are eligible to receive the accredited CE credits or similar recognition at the retail price or organizations in the healthcare industry including but not limited to integrated delivery networks, hospitals, long term care facilities, and clinics.

1.15. "Subsidiary" means a company in which, on a class-by-class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by another company, but only so long as such ownership or control exists.

1.16. "Third Party Content" means interactive content that is the proprietary property of a third party to this Agreement.

1.17. "T.NAV(R)" is a registered trademark of HealthStream and is a computer based training product that delivers and monitors World Wide Web based Content.

1.18. "T.NAV(R) Commerce" means HealthStream's proprietary computer based training product that is a derivative product of T.NAV(R) with additional features added by HealthStream in its sole discretion and designated by HealthStream in its sole discretion as "T.NAV(R) v.x.x.c."

1.19. "Transaction Fees" means fees received by Medsite for healthcare related training courses delivered over the Internet via the T.NAV(R).

1.20. "Wholesalers" means third parties whose business is the sale of the Courses over the Internet to retailers at a price less than retail.



                                    ARTICLE 2

                               STRATEGIC ALLIANCE

2.1. During the term of this Agreement, Medsite shall include on the home page of Medsite's Education Channel a logo of the HealthStream trademark and a hyperlink to the HealthStream section of Medsite's World Wide Web site.

2.2. The parties will work on a best effort basis to formulate an exchange of equity between the two companies within ninety (90) days of the Effective Date.



                                    ARTICLE 3

                                 LICENSE GRANTS

3.1. Subject to the payment of the consideration set forth in Article 4, HealthStream grants Medsite the following licenses:

         3.1.1. Non-exclusive worldwide rights to be a Wholesaler and Retailer of HealthStream Courses and MedSite Courses to end users, using the T.NAV Commerce technology, under the royalty structure defined in Article 4.

3.2. Subject to the payment of the consideration set forth in Article 4, Medsite grants HealthStream the following licenses:


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

         3.2.1. Non-exclusive worldwide rights to provide education services to deliver Courses using T.NAV(R) Commerce, including but not limited to CME and CE, for the Medsite network of Web sites.

         3.2.2. Exclusive right to manage content development and management relationships for the parties for Courses delivered using T.NAV(R) Commerce on the Education Channel, unless otherwise agreed to by both parties. Provided however, that managing the content development does not necessarily convey proprietary or ownership rights in the Courses created from this management.

         3.2.3. Non-exclusive worldwide rights to distribute Medsite Courses to Retailers using the T.NAV Commerce technology; provided however that MedSite maintains the right of first refusal on the sale to any retail channel.

         3.2.4. Non-exclusive worldwide rights to provide other education services on the Education Channel, as agreed by Medsite and HealthStream.

3.3. The parties shall mutually agree on ownership of a Course. In the event both parties claim ownership, those factors which shall be determinative include:

         3.3.1. which party was responsible for identifying the third party content; and

         3.3.2. which party provided the introduction and contact for securing access to the content.

3.4. Medsite reserves the right to add any content, whether their own or licensed from a third party, to their Internet site or the Internet site of a Medsite affiliate that may or may not be a part of the HealthStream Course material regardless of the course.

3.5. Any and all rights not expressly granted by either of the parties to the other are reserved by the respective party claiming reservation of that right.



                                    ARTICLE 4

                                PRICE AND PAYMENT

4.1. Medsite and HealthStream will meet quarterly to review pricing, discounting policy and the rationale behind any discounts granted from the previous quarter for healthcare related training courses, ad space inventory, and Intranet products and services.

4.2.     During the term of this Agreement, HealthStream shall pay to Medsite:

         4.2.1. * of all Net Revenue derived from HealthStream * sold by HealthStream.

         4.2.2. * of all Net Revenue generated by Healthstream from the sale of Medsite Courses, pursuant to the license granted in Sec. 3.2.3. .

         4.2.3. In the event that HealthStream requests, during the development of the Courses, the use of Medsite's assistance, then HealthStream shall pay * per hour for the conversion of content or * per hour for the programming of Courses.

4.3.     During the term of this Agreement, Medsite shall pay to HealthStream:

         4.3.1. * of all Net Revenue derived from HealthStream * sold by Medsite.

         4.3.2. * of all Net Revenue derived from Transaction Fees from HealthStream Courses or MedSite Courses sold by Medsite.

4.4. Medsite agrees to spend at least * marketing and promoting the Education Channel in the twelve-month period following the Effective Date.


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

4.5. Medsite and HealthStream agree to deliver monthly sales statements that detail Net Revenue and payment according to the percentages outlined in this Article 4 to each other within forty five (45) days after the end of each calendar month. These monthly reports shall indicate the total number of Transactions and Ad Inventory for which either party derives revenue. Each party shall submit monthly reports even if no royalties or other amounts are due for such month. A monthly finance charge based on an annual rate of prime plus 2% will be assessed on all amounts that are paid later than forty five (45) days after the end of the last month.

4.6. Medsite shall be responsible for any costs associated with the licensing of third party applications such as database licenses which are required for the proper functioning of T.NAV Commerce, hosting and Internet access services necessary for distribution including, but not limited to, the hardware infrastructure to meet additional demand. HealthStream, however, shall be responsible for all taxes based upon its personal property ownership and gross or net income.





                                    ARTICLE 5

                        INDEMNIFICATION FOR INFRINGEMENT

5.1.     HealthStream represents and warrants that to the best of its knowledge:

         5.1.1. T.NAV Commerce does not infringe any copyright or patent enforceable under the laws of any country; and

         5.1.2. T.NAV Commerce does not violate the trade secret rights of any third party; and

5.2. HealthStream agrees to indemnify, hold harmless, and defend Medsite from any and all damages, costs, and expenses, including reasonable attorneys' fees, incurred in connection with a claim which constitutes a breach of the warranties set forth in Section 5.1 and where judgment has been rendered (hereinafter claims under Subsections 5.1.1 and 5.1.2 shall collectively be referred to as "Infringement Judgments"); provided, HealthStream is notified promptly in writing of an Infringement Judgment and has sole control over its defense or settlement, and Medsite provides reasonable assistance in the defense of the same.

5.3. HealthStream shall have no liability for any Infringement Judgment based on Medsite's:

         5.3.1. use or distribution of T.NAV Commerce after HealthStream's written notice that Medsite should cease use or distribution of T.NAV Commerce due to an Infringement Judgment, or

         5.3.2. combination of T.NAV Commerce with a non-HealthStream program or data if such Infringement Judgment would have been avoided by the exclusive use of T.NAV Commerce.

5.4. For all Infringement Judgments arising under Section 5.3, Medsite agrees to indemnify and defend HealthStream from and against all damages, costs, and expenses, including reasonable attorneys' fees. In the event HealthStream notifies Medsite that it should cease distribution of T.NAV Commerce due to an Infringement Judgment, Medsite may terminate this Agreement.




                                    ARTICLE 6

                        INTELLECTUAL PROPERTY PROVISIONS

6.1. Both parties will cause to appear on all marketing or promotional materials concerning the healthcare related training courses, the other party's copyright, trademark, or patent notices.

6.2. The parties agree that ownership for any invention conceived or developed during the course of this Agreement shall vest in accordance with the patent rules governing inventorship.


                                    4 of 11

6.3. To the extent that source code is written by either party title shall vest in the party who has written such code.

6.4. Each party is responsible for protecting, documenting, and maintaining its own intellectual property. Except as expressly set forth herein, this Agreement does not grant either party any proprietary rights of any type in the other party's materials, services or Content.

6.5. Both parties acknowledge that, except as otherwise provided herein, each party owns and retains all right, title and interest in and to its own Content provided to the other party.

6.6. HealthStream acknowledges that Medsite owns and retains all right, title and interest in and to Medsite's World Wide Web site and all Medsite's products, services and derivatives thereof arising from the performance of this Agreement.

6.7.     Medsite acknowledges that, except for the license granted to Medsite in
         Section 3.1 herein, HealthStream owns and retains all right, title and interest in and to T.NAV Commerce, the T.NAV Commerce source code, and the T.NAV Commerce object code.



                                    ARTICLE 7

                  PROHIBITION AGAINST ASSIGNMENT AND SUBLICENSE

This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed (except as permitted in this Article 7) by either party. Notwithstanding the foregoing, this Agreement may be assigned to a successor in interest to all of a party's assets or substantially all of a party's assets and shall inure to the benefit of and be binding upon successors or purchasers of substantially all of either party's assets.



                                    ARTICLE 8

                                TERM OF AGREEMENT

Provided this Agreement has been properly executed by an officer of Medsite and by an officer of HealthStream, the term of this Agreement ("Term") shall run from the Effective Date until three (3) year(s) after the Effective Date, and thereafter be automatically extended for additional one (1) year periods unless either party provides thirty (30) days written notice to the non-terminating party.



                                    ARTICLE 9

                             DEFAULT AND TERMINATION

9.1. The non-defaulting party may terminate this Agreement in its entirety if any of the following events of default occur:

         9.1.1. if the defaulting party materially fails to perform or comply with this Agreement or any provision hereof;

         9.1.2. if the defaulting party fails to strictly comply with the provisions of Article 12, or makes an assignment in violation of Article 7;

         9.1.3. if a party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors;

         9.1.4. if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party; or

         9.1.5. if such a petition is filed by any third party, or an application for a receiver of a party is made by anyone and such petition or application is not resolved favorably or discharged to such party within ninety (90) days.


                                    5 of 11

9.2. Termination due to a breach of Articles 7 or 12 shall be effective upon notice. In all other cases termination shall be effective sixty (60) days after notice of termination to the defaulting party if the defaults have not been cured within such sixty (60) day period. The rights and remedies of the parties provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.




                                   ARTICLE 10

                          OBLIGATIONS UPON TERMINATION

10.1. From and after termination or expiration of this Agreement, Medsite shall not employ T.NAV Commerce or portion thereof which is owned by HealthStream, as part or portion of any product that Medsite may use, sell, assign, lease, license, or transfer to third parties. Provided however, Courses which have been paid for by a customer shall be able to be delivered and fulfilled by MedSite. Both parties shall cease and desist from all use of the other party's name(s) and associated trademark(s) and, upon request, deliver to the other party or its authorized representatives or destroy all material upon which those name(s) and the associated trademarks appear.

10.2.    Articles 5, 6, 10, 11, 12, 13, 14, Section 15.1, and Article 16 shall survive termination or expiration of this Agreement.



                                   ARTICLE 11

                WARRANTIES, LIMITATION OF LIABILITY AND REMEDIES

HealthStream represents and warrants that T.NAV shall operate and perform according to specifications attached hereto as Exhibit A. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES. ANY AND ALL OTHER IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING THOSE FOR MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS, UNLIQUIDATED INVENTORY, ETC.), INCIDENTAL, INDIRECT, ECONOMIC, OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                    6 of 11

                                   ARTICLE 12

                             NONDISCLOSURE AGREEMENT

12.1. HealthStream expressly undertakes to retain in confidence all information and know-how transmitted to HealthStream by Medsite that Medsite has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Agreement. HealthStream shall not disclose, disseminate or distribute any such confidential information or know how to any third party without Medsite's prior written consent. HealthStream agrees to use the same degree of care to protect Medsite confidential information as HealthStream takes to protect its own confidential information of like importance. However, HealthStream shall have no obligation to maintain the confidentiality of information that:

         12.1.1. it received rightfully from another party prior to its receipt from Medsite; or

         12.1.2. Medsite has disclosed to a third party without any obligation to maintain such information in confidence.

12.2. Further, HealthStream may disclose confidential information as required by governmental or judicial order, provided HealthStream gives Medsite prompt notice of such order and complies with any confidentiality or protective order (or equivalent) imposed on such disclosure. HealthStream shall treat the terms and conditions of this Agreement as confidential; however, HealthStream may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of HealthStream's business. HealthStream's obligation under this Article 12 shall extend to the earlier of such time as the information protected hereby is in the public domain through no fault of HealthStream or five (5) years following termination or expiration of this Agreement. HealthStream shall not disclose any information on Medsite's unannounced products to HealthStream's employees or any third party.

12.3. Medsite shall have the same obligations in Sections 12.1 and 12.2 above with respect to HealthStream's information and know-how. In addition, Medsite shall treat all T.NAV Commerce materials (including source code) as confidential information and shall not disclose, disseminate, or distribute such materials to any third party without HealthStream's prior written permission.

12.4. Both parties shall prepare a mutually acceptable press release, if any, to announce this Agreement.





                                   ARTICLE 13

                                     AUDITS

13.1. During the term of this Agreement, the parties hereto agree to keep all usual and proper records and books of account and all usual and proper entries relating to each T.NAV Commerce licensed consistent with generally accepted accounting principles.

13.2. HealthStream may cause an audit to be made of the applicable Medsite records that pertain to this Agreement for the sole purpose of verifying royalty reports issued by Medsite to HealthStream and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public accountant of national stature (e.g., Deloitte) selected by HealthStream (other than on a contingent fee basis) and shall be conducted during regular business hours at Medsite's offices and in such a manner as not to interfere with Medsite's normal business activities. Any such audit shall occur no more than once per calendar year and within six (6) months of the end of the calendar year. HealthStream shall pay for any such audit unless Material discrepancies are disclosed. "Material" shall mean the lesser of Five Thousand Dollars (US$5,000.00) or five percent (5%) of the amount that should have been reported. If Material discrepancies are disclosed, Medsite agrees to pay


                                    7 of 11

         HealthStream the costs associated with the audit not to exceed Five Thousand Dollars (US$5,000.00). The auditor shall only disclose the correct data and amounts as called for on the royalty reports.

13.3. Medsite may cause an audit to be made of the applicable HealthStream records and facilities for the sole purpose of verifying any reports issued by HealthStream to Medsite, and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public accountant of national stature (e.g., Deloitte) selected by Medsite (other than on a contingent fee basis) and shall be conducted during regular business hours at HealthStream's offices and in such a manner as not to interfere with HealthStream's normal business activities. Any such audit shall be paid for by Medsite unless Material discrepancies are disclosed. 'Material" shall mean the lesser of Five Thousand Dollars (US$5,000.00) or five percent (5%) of the amount that should have been reported. If Material discrepancies are disclosed, HealthStream agrees to pay Medsite for the costs associated with the audit not to exceed Five Thousand Dollars (US$5,000.00). In no event shall audits be made more frequently than annually unless the immediately preceding audit disclosed a Material discrepancy. The auditor shall only disclose the correct data and amounts as called for on the royalty reports.

13.4. Any statement shall affect neither the right to examine and audit nor the right to receive an adjustment to the contrary, appearing on checks or otherwise, unless expressly agreed to in writing by the party having such right.

13.5. In the event that either party makes any claim with respect to an audit, upon the audited party's written request the party who has requested such audit will make available to the audited party the records and reports pertaining to such audit prepared by the independent auditor who performed such audit.





                                   ARTICLE 14

                              NOTICES AND REQUESTS

All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested, or sent by air express courier, charges prepaid; and addressed as follows:

MEDSITE:                   Medsite.com, Inc
                           Attn: Sanjay Pingle
                           60 E 13th st. 5th floor
                           New York, NY 10003

HEALTHSTREAM:              HealthStream, Inc.
                           Attn: Robert H. Laird, Jr.
                           General Counsel
                           209 10th Avenue South
                           Suite 450
                           Nashville, Tennessee 37203


or to such other address as the party to receive the notice or request so designates by written notice to the other.


                                    8 of 11

                                   ARTICLE 15

                                 CONTROLLING LAW

15.1. This Agreement shall be construed and controlled by the laws of the State of Tennessee.

15.2. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise as defined in 16 CFR Section 436.2(a). The price and payment described in Article 4 of this Agreement shall be construed as a royalty fee for the rights granted in
         Article 3 of this Agreement, and not as a franchise fee.





                                   ARTICLE 16

                                 ATTORNEYS' FEES

If either HealthStream or Medsite employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party in any proceeding shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.





                                   ARTICLE 17

                                     GENERAL

17.1. This Agreement does not constitute an offer by HealthStream and it shall not be effective until signed by both parties. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and replaces and supplants all prior and contemporaneous communications. It shall not be modified except by a written agreement signed on behalf of Medsite and HealthStream by their respective duly authorized representatives. Unless agreed to in a separate writing signed by both parties, any statement appearing as a restrictive endorsement on a check or other document which purports to modify a right, obligation or liability of either party shall be of no force and effect.

17.2. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect. If this Agreement as it relates to any product(s) licensed hereunder shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable or if this Agreement is terminated as to particular product(s), this Agreement shall remain in full force and effect as to the remaining product(s).

17.3. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

17.4. The Article headings used in this Agreement and the attached Exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.

17.5. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions and correspondence between them, and neither of the parties shall be bound by any modification of this Agreement, or by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby.


                                    9 of 11

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in Section 1.5 above. All signed copies of this Agreement shall be deemed originals.



         Medsite.com, Inc.                                 HealthStream, Inc.

         By: /s/                                 By: /s/ Robert A. First, Jr.
             --------------------------              --------------------------
         Title: Exec. Vice President             Title: Chief Executive
               ------------------------                 -----------------------


                                    10 of 11

                                    EXHIBIT A

                          T.NAV COMMERCE SPECIFICATIONS


The Training Navigator(TM) Commerce system manages and delivers web-based course content as defined in 1.5 of this Software Licensing Agreement. The system requires the following hardware and software at a minimum:


                  HARDWARD                                 OS                         SOFTWARE
------------------------------------------------------------------------------------------------------------
STUDENT PC
               MINIMUM 100Mhz Pentium or          Windows 3.1, 95/98, NT;    Netscape Navigator 3.x or
                       greater, 32MB RAM,         Mac 7.5 or greater         greater, Microsoft Internet
                       Windows Compatible Sound                              Explorer 3.x or greater,
                       Card, Network card or
                       56K Modem; Macintosh
                       PowerPC 66Mhz or
                       greater, 32MB RAM
------------------------------------------------------------------------------------------------------------
           RECOMMENDED 233Mhz Pentium or          Win 95/98 or NT 4.x (or    Netscape Navigator 4.x,
                       greater, 32MB RAM,         greater)                   Microsoft IE 4.x
                       Windows Compatible
                       Sound Card, Network
                       card or 56K Modem
------------------------------------------------------------------------------------------------------------
DATABASE
               MINIMUM Pentium 200, 32 MB RAM,    Win 95/98                  DATABASE: Sybase SQLAnywhere
                       1GB HD, 4X CD, Win 95                                 5.5 Pro
------------------------------------------------------------------------------------------------------------
           RECOMMENDED Dual or Quad Pentium II    Win NT Server 4.x          DATABASE: Microsoft SQLServer
                       400, 256 MB RAM, 8X CD,                               6.5
                       16GB HD
------------------------------------------------------------------------------------------------------------
WEB & CONTENT SERVER
               MINIMUM Pentium 200, 32 MB RAM,    Win 95/98                  WEB SERVER: O'Rielly Website
                       1GB HD, 4X CD, Win 95                                 1.1 or Microsoft IIS 4.x
                                                                             MIDDLEWARE: Allaire Cold Fusion
                                                                             3.x
------------------------------------------------------------------------------------------------------------
           RECOMMENDED Dual or Quad Pentium II    Win NT Server 4.x          WEB SERVER: Microsoft IIS 4.0
                       400, 256 MB RAM, 8X CD,                               MIDDLEWARE: Allaire Cold Fusion
                       4GB HD                                                3.1
------------------------------------------------------------------------------------------------------------


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